Cambium Learning Group Announces 2012 Earnings

Fourth Quarter Revenue Improves; Technology Growth Continues

Mar 7, 2013
4:31pm

DALLAS, March 7, 2013 /PRNewswire/ — Cambium Learning Group, Inc. (NASDAQ: ABCD, the “Company”), the leading educational company focused primarily on serving the needs of at-risk and special student populations, will hold a conference call today at 5:00 p.m. Eastern Time to discuss 2012 unaudited financial results.

	Three Months Ended			Twelve Months Ended
(In millions)	December 31, 2012	December 31, 2011	$Change	December 31, 2012	December 31, 2011	$Change

GAAP net revenues	$34.3	$31.5	$2.8	$148.6	$172.3	$(23.7)
Change in deferred revenue	1.9	(0.2)	2.1	8.3	5.7	2.6
GAAP net loss	(88.8)	(46.6)	(42.2)	(133.8)	(49.4)	(84.4)
EBITDA	(78.1)	(33.7)	(44.4)	(83.9)	4.0	(87.9)
Adjusted EBITDA	4.5	5.5	(1.0)	21.4	43.4	(22.0)
Goodwill impairment	(52.2)	(37.6)	(14.6)	(66.9)	(37.6)	(29.3)
Impairment of long-lived assets	(30.4)	—	(30.4)	(33.7)	—	(33.7)

The Company experienced order volume and revenue growth in the fourth quarter of 2012 versus the fourth quarter of 2011.  This increase was the first quarterly increase since the second quarter of 2011.  While the fourth quarter showed year-over-year improvements, constraints on federal and state funding to the Company’s school district customers continued to pose challenges to performance in fiscal year 2012.  The Company experienced order volume declines in the first three quarters of 2012 before seeing improvement in the fourth quarter. The declines in the first three quarters were attributed, in large part, to the expiration of the American Recovery and Reinvestment Act (“ARRA”) funding in September 2011 without a comparable replacement for this federal funding in 2012. The growth of order volumes and revenue in the fourth quarter of 2012 was due to continued improvement in the Company’s services offerings and online products.  The growth in these areas in the fourth quarter was sufficient to overcome continued weakness in the Company’s legacy print-based products, whereby these growth areas were not sufficient to offset declines in the prior three quarters.  The Learning A-Z and ExploreLearning product lines in the Cambium Learning Technologies (“CLT”) segment and service offerings led by the school turnaround product line have been the most consistent growth areas of the Company. These pockets of growth are promising, and the Company believes that it will continue to see growth in services and technology offerings.

“While performance is still not at the level we expect, we do see positive developments and will continue to focus on developing digital capabilities in our blended learning model with an emphasis on student directed learning.  Our products and services mitigate big problems for the country’s educators,” said Ron Klausner, chief executive officer of Cambium Learning Group, Inc.

•	For the full year 2012, company-wide order volumes were down 10% compared to 2011. Order volume changes by business unit were as follows:

o o o	Voyager Learning decreased 17% CLT increased 5% Sopris Learning decreased 19%

•	GAAP net revenues for 2012 declined by 14% to $148.6 million compared with $172.3 million in 2011 caused primarily by the decline in order volume and to a lesser degree by an increase in deferred revenue.

•	GAAP net revenues by business unit for 2012 and the percentage change from 2011 were as follows:

o o o	Voyager Learning: $75.0 million, down 22% CLT: $51.7 million, up 4%. Sopris Learning: $21.9 million, down 19%

•	On an adjusted basis, EBITDA was $21.4 million in 2012, down $22.0 million from $43.4 million in 2011. The decline in adjusted EBITDA is primarily the result of a $23.7 million decline in revenues without a corresponding decrease in overall spending, as the Company increased spending in the growth areas of Learning A-Z and ExploreLearning partially offset by lower costs associated with lower order volumes and cost reduction efforts.

•	The Company has cash and cash equivalents of $51.9 million on the balance sheet as of December 31, 2012.

•	The Company made significant progress in its re-engineering and restructuring effort that began in late 2011. This effort is intended to realign the Company’s resources and skill sets with emerging digital trends, align its organizational and cost structure to strategic goals, enhance the customer experience, and provide significant cost reductions in several operational areas through re-engineering and optimizing certain key processes. Savings are designed to provide financial flexibility to invest in growth areas or improve future earnings potential.

•	During 2012, the Company recorded non-cash goodwill impairment charges of $66.9 million, with Voyager Learning goodwill written down by $52.2 million and goodwill related to the Kurzweil Educational Systems and IntelliTools product lines in the CLT segment written down by $14.7 million. The goodwill impairment was the result of a decline in order volumes and a reduction in the Company’s estimates of future cash flows primarily impacted by expected continued funding pressure. These same triggering factors resulted in non-cash impairment charges of $27.8 million related to Voyager Learning’s intangible assets including acquired curriculum and technology intangibles, acquired publishing rights and other acquired intangible assets.

In late 2012, the management teams and infrastructures for the Voyager Learning and Sopris Learning operations were merged into a combined business unit named Voyager Sopris Learning (“VSL”). The Company will present financial information going forward for the combined VSL entity.  Therefore, the Company’s financial statements, including those to be issued in the Company’s Form 10-K for the fiscal year 2012, will present segment results for VSL and CLT.  The Company’s historical segment reporting results will be combined for comparative purposes to reflect the current organizational structure.

In January 2013, the Michigan Court of Appeals ruled in the Company’s favor on state income tax matters that will result in the Company receiving refunds of approximately $12.1 million.  As the Michigan Court of Appeals did not appeal the decision to the Michigan Supreme Court, the matter is resolved and a refund is expected to be received in the second quarter of 2013.  Approximately $5.7 million of the Michigan refund will in turn be paid to the holders of contingent value rights received as purchase price consideration in the 2009 merger between the Company and Voyager Learning Company, and approximately $6.4 million will be retained by the Company.

Fourth Quarter 2012 Business Highlights

•	Classroom Suite by IntelliTools® was selected as a 2012 District Administration Readers’ Choice Top 100 Product. Classroom Suite was chosen as a Top 100 Product as judged by the editors of District Administration, who considered more than 1000 nominations to select those solutions that truly make a difference in people’s lives. The annual District Administration Readers’ Choice Top 100 Products award recognizes leaders in the education industry, and provides superintendents and other senior school district leaders with the unique opportunity to learn what products their colleagues around the country are using, and how these products contribute to the success of their districts.

•	Three of the Company’s innovative online programs received Awards of Excellence from Tech & Learning magazine. The Cambium Learning Group winners include ExploreLearning’s Reflex™, and Voyager Learning’s VocabJourney® and Voyager Online Algebra. Honoring groundbreaking software, hardware, network, and Web products, the prestigious 30-year-old program also recognizes products that significantly enhance proven education tools.

•	The Company announced in December that students have now solved over one billion addition, subtraction, multiplication and division facts using ExploreLearning’s Reflex product. Reflex is a research-based program that uses the allure of challenging and exciting games to get students engaged and working at peak performance in developing instant recall of math facts. Reflex launched in April 2011, just 20 months ago, but is already being used by hundreds of thousands of students in all 50 states.

•	The United States Department of Education produced a summary report on the Federal Striving Readers Program. The program and related grants focused on improving reading skills for middle and high school students. In April of the first implementation year, the program was cancelled due to funding but the Department of Education allowed the states to finish the school year and external evaluators to complete the analysis. Louisiana, who used the Company’s Voyager Journeys product, had the best results of eight states with statistically significant and educationally meaningful impact for overall reading and reading comprehension in these randomized control trials.

•	In November 2012, the National Alliance of Black School Educators (NABSE) honored Cambium Learning Group Chief Executive Officer Ron Klausner with the President’s Award at the organization’s 40th annual conference in Nashville, Tennessee. NABSE is the nation’s premiere nonprofit organization devoted to furthering the academic success for the nation’s children— particularly children of African descent. The 2012 NABSE Awards recognize those leaders who have made significant and lasting national and international contributions to the education of African American learners, as well as exemplified the vision and mission of NABSE.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Adjusted Net Revenues remove significant purchase accounting, non-operational or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Adjusted Net Revenues to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.  The Company’s presentation of EBITDA, Adjusted EBITDA and Adjusted Net Revenues should not be construed as an indication that future results will be unaffected by unusual, non-operational or non-cash items.

Investor Conference Call

The company will provide additional commentary on today’s conference call. To listen to the Company’s upcoming conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Thursday, March 7, 2013. The call will be recorded and archived until Friday, April 5, 2013, and can be replayed by calling (877) 344-7529 and entering ID#10019972. The conference call will also be Webcast and available on the Company’s Website at http://cambiumlearning.investorroom.com/events.

About Cambium Learning Group, Inc.

Cambium Learning® Group (Nasdaq: ABCD) is the leading educational company focused primarily on serving the needs of at-risk and special student populations. The company is comprised of two business units:  Voyager Sopris Learning provides educators with results-based products, services and learning solutions that improve school and student performance in literacy and math; and Cambium Learning Technologies develops instructional and assistive technology and represents IntelliTools®, Kurzweil Educational Systems®, Learning A–Z, and ExploreLearning. Cambium Learning® Group is committed to providing evidence-based support and expert professional services to empower educators and raise the achievement levels of all students.  Learn more at www.cambiumlearning.com.

Media and Investor Contact:
Brad Almond
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

Forward Looking Statements

Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
	For the Years Ended December 31,
	2012	2011	2010
	(unaudited)
Net revenues:
Product revenues	$129,747	$151,846	$160,778
Service revenues	18,812	20,412	20,482

Total net revenues	148,559	172,258	181,260
Cost of revenues:
Cost of product revenues	32,628	34,002	41,583
Cost of service revenues	18,335	19,163	18,308
Amortization expense	24,716	27,799	28,511

Total cost of revenues	75,679	80,964	88,402
Research and development expense	10,907	9,933	10,558
Sales and marketing expense	46,367	45,747	45,987
General and administrative expense	21,427	23,456	23,857
Shipping and handling costs	2,834	2,259	3,570
Depreciation and amortization expense	6,182	7,224	9,154
Goodwill impairment	66,893	37,618	—
Embezzlement and related expense (recoveries)	516	(3,096)	(353)
Impairment of long-lived assets	33,707	—	—

Total costs and expenses	264,512	204,105	181,175
Income (loss) before interest, other income (expense)
and income taxes	(115,953)	(31,847)	85
Net interest income (expense):
Interest income	433	738	19
Interest expense	(19,116)	(19,169)	(17,311)

Net interest income (expense)	(18,683)	(18,431)	(17,292)
Other income (expense), net	1,125	848	674

Loss before income taxes	(133,511)	(49,430)	(16,533)
Income tax benefit (expense)	(272)	(11)	583

Net loss	$(133,783)	$(49,441)	$(15,950)

Net loss per common share:
Basic net loss per common share	$(2.71)	$(1.07)	$(0.36)
Diluted net loss per common share	$(2.71)	$(1.07)	$(0.36)
Average number of common shares and equivalents outstanding:
Basic	49,395	46,142	44,322
Diluted	49,395	46,142	44,322

Cambium Learning Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share data)
	As of December 31,
	2012	2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$51,904	$63,191
Accounts receivable, net	17,813	13,485
Inventory	16,620	21,561
Tax receivables	12,234	—
Restricted assets, current	4,387	1,393
Assets held for sale	380	2,727
Other current assets	5,892	7,564

Total current assets	109,230	109,921
Property, equipment and software at cost	35,535	42,878
Accumulated depreciation and amortization	(14,514)	(12,968)

Property, equipment and software, net	21,021	29,910

Goodwill	47,404	114,297
Acquired curriculum and technology intangibles, net	9,320	26,996
Acquired publishing rights, net	7,602	26,861
Other intangible assets, net	7,836	18,111
Pre-publication costs, net	11,660	10,034
Restricted assets, less current portion	6,754	11,082
Other assets	9,632	22,468

Total assets	$230,459	$369,680

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Capital lease obligations, current	$1,290	$826
Accounts payable	3,007	3,024
Contingent value rights, current	7,599	—
Accrued expenses	20,530	21,203
Deferred revenue, current	45,974	38,984

Total current liabilities	78,400	64,037

Long-term liabilities:
Long-term debt	174,328	174,165
Capital lease obligations, less current portion	3,014	12,294
Deferred revenue, less current portion	5,631	4,304
Contingent value rights, less current portion	—	6,684
Other liabilities	15,131	18,126

Total long-term liabilities	198,104	215,573

Stockholders’ equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized,
zero shares issued and outstanding at December 31, 2012 and 2011)	—	—
Common stock ($.001 par value, 150,000 shares authorized,
51,207 and 51,162 shares issued, and 47,097 and 49,518 shares
outstanding at December 31, 2012 and 2011, respectively)	51	51
Capital surplus	282,450	281,240
Accumulated deficit	(318,442)	(184,659)
Treasury stock at cost (4,110 and 1,644 shares at December 31, 2012
and December 31, 2011, respectively)	(7,528)	(4,931)
Other comprehensive income (loss):
Pension and postretirement plans	(2,576)	(1,632)
Net unrealized gain on securities	—	1

Accumulated other comprehensive income (loss)	(2,576)	(1,631)

Total stockholders’ equity (deficit)	(46,045)	90,070

Total liabilities and stockholders’ equity (deficit)	$230,459	$369,680

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss
	and Adjusted EBITDA for the Years Ended December 31, 2012 and 2011
	(In thousands)
	(Unaudited)
		2012	2011
Total net revenues		$148,559	$172,258
Non-operational or non-cash costs included in
	net revenues but excluded from adjusted net revenues:
	Adjustments related to purchase accounting	324	1,039

Adjusted net revenues		$148,883	$173,297

Net loss		$(133,783)	$(49,441)
Reconciling items between net loss and EBITDA:
	Depreciation and amortization	30,898	35,023
	Net interest expense	18,683	18,431
	Income tax	272	11

Income (loss) from operations before interest expense,
	income taxes, and depreciation and
	amortization (EBITDA)	(83,930)	4,024
Non-operational or non-cash costs included in
	EBITDA but excluded from Adjusted EBITDA:
	Other income	(1,125)	(848)
	Re-engineering and restructuring costs	8,370	1,189
	Merger and acquisition activities	829	1,088
	Stock-based compensation expense	874	1,288
	Embezzlement and related expenses (recoveries)	516	(3,096)
	Adjustments related to purchase accounting	257	872
	Goodwill impairment	66,893	37,618
	Intangible asset impairments	27,763	—
	Adjustments to CVR liability	915	1,308
Adjusted EBITDA		$21,362	$43,443

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss
	and Adjusted EBITDA for the Three Months Ended December 31, 2012 and 2011
	(In thousands)
	(Unaudited)
		2012	2011
Total net revenues		$34,317	$31,466
Non-operational or non-cash costs included in
	net revenues but excluded from adjusted net revenues:
	Adjustments related to purchase accounting	11	150

Adjusted net revenues		$34,328	$31,616

Net loss		$(88,807)	$(46,555)
Reconciling items between net loss and EBITDA:
	Depreciation and amortization	6,072	9,257
	Net interest expense	4,651	4,194
	Income tax	14	(559)

Loss from operations before interest expense,
	income taxes, and depreciation and
	amortization (EBITDA)	(78,070)	(33,663)
Non-operational or non-cash costs included in
	EBITDA but excluded from Adjusted EBITDA:
	Other income	(889)	(483)
	Re-engineering and restructuring costs	2,130	1,189
	Merger and acquisition activities	145	229
	Stock-based compensation expense	356	335
	Embezzlement and related expenses (recoveries)	64	(644)
	Adjustments related to purchase accounting	10	116
	Goodwill impairment	52,193	37,618
	Intangible asset impairments	27,763	—
	Adjustments to CVR liability	754	788
Adjusted EBITDA		$4,456	$5,485